Vertiv Delivers Strong Third Quarter Operating Performance

•Net sales growth of 8.5% from last year’s third quarter fueled by continued strong demand from cloud and colocation market segments. Orders were 15.5% higher than the third quarter of 2019 driving a record backlog of $1.85 billion.

•Third quarter net loss of $16 million includes $80 million of restructuring program expenses composed of a $71 million restructuring reserve and a $9 million impairment loss. Third quarter adjusted EBITDA of $179 million increased $43 million, or 31%, and related margin expanded 270 basis points from the same period last year.

•The restructuring program is expected to drive $85 million annualized run-rate cost savings by fiscal year 2023.

•Strong third quarter net cash provided by operating activities of $138 million and third quarter free cash flow of $129 million contributed to quarter-end liquidity of $653 million.

COLUMBUS, Ohio November 4, 2020 – Vertiv Holdings Co (NYSE: VRT), a global provider of critical digital infrastructure and continuity solutions, today reported strong operating and financial results for its third quarter ended September 30, 2020.

Vertiv reported third quarter 2020 net sales of $1,162 million, an increase of $91 million, or 8.5%, from last year’s third quarter (8.3% organically excluding the impact of foreign currency). Higher net sales were primarily driven by a strengthening position in the growing cloud and colocation market segments. EMEA regional net sales increased 24% with strength primarily driven by colocation and telecom. APAC regional net sales were up 17% led by strength in data centers, 5G projects and industrial. The Americas region was down 3% due to COVID-related site access issues and a tougher comparison to the prior year quarter, which had more large-project activities. Orders in the third quarter were up 15.5% from last year’s third quarter as strength continued in cloud, colocation and telecommunication markets. Vertiv’s backlog continued to be strong, reaching a record $1.85 billion at the end of September, increasing over $90 million from the end of June. Third quarter net loss increased $2 million from last year’s third quarter as higher gross profit and lower selling, general and administrative expenses were offset by $80 million of restructuring program expenses and a $17 million increase in foreign currency transaction losses. Adjusted EBITDA of $179 million improved 31% from the same quarter last year, and adjusted EBITDA margin increased 270 basis points to 15.4%, strengthened by higher contribution margin and lower fixed costs.

“We are pleased that our performance continues to improve as we delivered strong financial results amid business and marketplace headwinds caused by the global coronavirus pandemic. I am proud of the Vertiv team around the world,” said Rob Johnson, Vertiv’s Chief Executive Officer. “We continue to build on our strong foundation by increasing use of the Vertiv Operating System (VOS), expanding our Vertiv Product Development (VPD) innovation programs and using our Vertiv User Experience (VUE) process while holding fixed costs constant. These tools and processes help strengthen our relentless focus on our customers and will serve us well as we grow our top line and expand margins.

“We expect that the underlining demand for data and digital solutions, for both individuals and businesses across many sectors, will continue to be strong through the remainder of the year,” added Johnson. “At Vertiv, we will continue to innovate, be nimble and bring meaningful technology solutions to our customers for their vital applications.”

Dave Cote, Vertiv’s Executive Chairman, said, “We remain confident that the actions taken since the company became public in February are building a value-creating foundation. Just nine months ago, we said that Vertiv has a great position in a good industry with an excellent management team and a strategy to continue building its leadership position. During the past several months that has proven true, and the team at Vertiv has stepped up to do what is necessary to win in a challenging global economic environment.”

Free Cash Flow and Liquidity

Net cash flow provided by operating activities in the third quarter was $138 million, and free cash flow of $129 million was up $115 million from last year’s third quarter, primarily driven by $45 million lower cash interest, $43 million higher adjusted EBITDA and $21 million lower working capital cash usage. We continue to anticipate strong free cash flow in the fourth quarter, consistent with historic trends. Liquidity at the end of the third quarter remained strong at $653 million, an increase of $123 million from the end of the second quarter. The ABL facility was paid down by $170 million as we continue to reduce debt and strengthen our balance sheet.

Restructuring Program

To support our ongoing margin expansion targets, we expensed $80 million in the third quarter pursuant to a restructuring program – including a $71 million restructuring reserve and a $9 million impairment charge. This restructuring program, which is expected to drive $85 million in annualized run-rate cost savings by 2023, primarily focuses on headcount efficiencies, footprint optimization and various activities that will support execution of our long-term strategic initiative to hold fixed costs constant as we grow.

Fourth Quarter 2020 Guidance

Based upon our assessment of information we know today – which could be significantly influenced by changes to our market or supply chain dynamics pursuant to COVID-19 – we provide fourth quarter financial guidance as follows:

Fourth Quarter 2020 Guidance
Net sales	$1,240 million to $1,265 million
Organic net sales growth	6.0% to 8.0%
Adjusted EBITDA	$175 million to $185 million
Adjusted EBITDA margin	14.1% to 14.6%
Adjusted EPS	$0.32 to $0.35

Third Quarter 2020 Earnings Conference Call

Vertiv’s management team will discuss the company’s results during a conference call on Wednesday, November 4, 2020 starting at 11 a.m. Eastern Time. The call will contain forward-looking statements and other material information regarding Vertiv’s financial and operating results. A webcast of the live conference call will be available for interested parties to listen to by going to the Investor Relations section of the company’s website at investors.vertiv.com. A replay of the conference call will also be available for 30 days following the webcast.

About Vertiv Holdings Co

Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to ensure its customers’ vital applications run continuously, perform optimally and grow with their business needs. As Architects of Continuity™, Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Columbus, Ohio, Vertiv employs approximately 20,000 people and does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit Vertiv.com.

Non-GAAP Financial Measures

Financial statements included in this news release have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Vertiv has included certain non-GAAP financial measures in this news release, as further described below, that may not be directly comparable to other similarly titled measures used by other companies and therefore may not be comparable among companies. For purposes of Regulation G and Section 10(e) of Regulation S-K, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statement of cash flows of the company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, Vertiv has provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to Q4 2020 guidance, including organic net sales growth, adjusted EBITDA, adjusted EPS, adjusted EBITDA margin and free cash flow, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For the same reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

See “Reconciliation of GAAP and Non-GAAP Financial Measures” on Page 9 of this news release below for Vertiv’s reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Cautionary Note Concerning Forward-Looking Statements

This news release, and other statements that Vertiv may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Vertiv’s future financial or business performance, strategies or expectations, and as such are not historical facts. This includes, without limitation, statements regarding the financial position, capital structure, indebtedness, business strategy and plans and objectives of Vertiv management for future operations, as well as statements regarding growth, anticipated demand for our products and services and our business prospects during Q4 2020, as well as expected cost savings associated with our restructuring program. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Vertiv cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this news release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained or incorporated by reference in this news release are based on current expectations and beliefs concerning future developments and their potential effects on Vertiv. There can be no assurance that future developments affecting Vertiv will be those that Vertiv has anticipated. Vertiv undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Vertiv’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Vertiv has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this news release, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: the future financial performance of Vertiv; the outcome of any legal proceedings that may be instituted against Vertiv or any of its directors or officers; factors relating to the business, operations and financial performance of Vertiv and its subsidiaries, including: global economic weakness and uncertainty; risks relating to the continued growth of Vertiv’s customers’ markets; failure to meet or anticipate technology changes; the unpredictability of Vertiv’s future operational results; disruption of Vertiv’s customers’ orders or Vertiv’s customers’ markets; less favorable contractual terms with large customers; risks associated with governmental contracts; failure to mitigate risks associated with long-term fixed price contracts; risks associated with information technology disruption or security; risks associated with the implementation and enhancement of information systems; failure to properly manage Vertiv’s supply chain or difficulties with third-party manufacturers; competition in the infrastructure technologies industry; failure to realize the expected benefit from any rationalization and improvement efforts; disruption of, or changes in, Vertiv’s independent sales representatives, distributors and original equipment manufacturers; failure to obtain performance and other guarantees from financial institutions; failure to realize sales expected from Vertiv’s backlog of orders and contracts; changes to tax law; ongoing tax audits; risks associated with future legislation and regulation of Vertiv’s customers’ markets both in the United States and abroad; costs or liabilities associated with product liability; Vertiv’s ability to attract, train and retain key members of its leadership team and other qualified personnel; the adequacy of Vertiv’s insurance coverage; a failure to benefit from future acquisitions; failure to realize the value of goodwill and intangible assets; the global scope of Vertiv’s operations; risks associated with Vertiv’s sales and operations in emerging markets; exposure to fluctuations in foreign currency exchange rates; Vertiv’s ability to comply with various laws and regulations and the costs associated with legal compliance; adverse outcomes to any legal claims and proceedings filed by or against us; Vertiv’s ability to protect or enforce its proprietary rights on which its business depends; third-party intellectual property infringement claims; liabilities associated with environmental, health and safety matters, including risks associated with the COVID-19 pandemic; risks associated with Vertiv’s limited history of operating as an independent company; potential net losses in future periods; our ability to realize cost savings in connection with our restructuring program; and other risks and uncertainties indicated in Vertiv’s SEC reports or documents filed or to be filed with the SEC by Vertiv.

For investor inquiries, please contact:

Lynne Maxeiner
Vice President, Global Treasury & Investor Relations
Vertiv
T +1 614-841-6776
E: lynne.maxeiner@vertiv.com

For media inquiries, please contact:

Sara Steindorf
FleishmanHillard for Vertiv
T +1 314-982-1725
E: sara.steindorf@fleishman.com

Exhibit 99.1
Vertiv Holdings Co
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) (Unaudited)
(Dollars in millions except for per share data)

	Three months ended September 30, 2020	Three months ended September 30, 2019	Nine months ended September 30, 2020	Nine months ended September 30, 2019
Net sales:
Net sales - products	$891.1	$799.4	$2,288.5	$2,478.0
Net sales - services	270.9	271.3	776.4	781.7
Net sales	1,162.0	1,070.7	3,064.9	3,259.7
Costs and expenses:
Cost of sales - products	596.7	561.4	1,575.3	1,741.3
Cost of sales - services	152.3	158.0	443.3	452.6
Cost of sales	749.0	719.4	2,018.6	2,193.9
Selling, general and administrative expenses	251.7	259.3	742.9	809.0
Loss on extinguishment of debt	—	—	174.0	—
Other deductions, net	126.2	31.6	210.0	98.6
Interest expense, net	26.4	77.7	125.4	234.2
Income (loss) before income taxes	8.7	(17.3)	(206.0)	(76.0)
Income tax expense (benefit)	24.5	(3.6)	52.5	30.9
Net loss	$(15.8)	$(13.7)	$(258.5)	$(106.9)

Earnings (loss) per share:
Basic and diluted	$(0.05)	$(0.12)	$(0.86)	$(0.90)
Weighted-average shares outstanding:
Basic and diluted	328,411,705	118,261,955	299,266,849	118,261,955

Vertiv Holdings Co
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$324.3	$223.5
Accounts receivable, less allowances of $26.0 and $19.9, respectively	1,288.7	1,212.2
Inventories	465.5	401.0
Other current assets	172.6	180.7
Total current assets	2,251.1	2,017.4
Property, plant and equipment, net	406.9	428.2
Other assets:
Goodwill	611.7	605.8
Other intangible assets, net	1,311.7	1,441.6
Deferred income taxes	13.9	9.0
Other	176.4	155.4
Total other assets	2,113.7	2,211.8
Total assets	$4,771.7	$4,657.4
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt and short-term borrowings	$41.1	$—
Accounts payable	655.8	636.8
Accrued expenses and other liabilities	876.8	867.7
Income taxes	27.9	15.2
Total current liabilities	1,601.6	1,519.7
Long-term debt, net	2,234.8	3,467.3
Deferred income taxes	116.8	124.7
Other long-term liabilities	446.8	250.5
Total liabilities	4,400.0	5,362.2
Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.0001 par value, 700,000,000 shares authorized, 328,411,705 and 118,261,955 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	—	—
Additional paid-in capital	1,641.9	277.7
Accumulated deficit	(1,259.1)	(1,000.6)
Accumulated other comprehensive (loss) income	(11.1)	18.1
Total equity (deficit)	371.7	(704.8)
Total liabilities and equity	$4,771.7	$4,657.4

Vertiv Holdings Co
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
(In millions)

	Three months ended September 30, 2020	Three months ended September 30, 2019	Nine months ended September 30, 2020	Nine months ended September 30, 2019
Cash flows from operating activities:
Net loss	$(15.8)	$(13.6)	$(258.5)	$(106.9)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	14.4	14.3	42.9	42.7
Amortization	35.8	37.0	107.8	109.2
Deferred income taxes	(1.8)	2.1	(7.7)	(8.3)
Amortization of debt discount and issuance costs	1.4	6.5	9.0	21.2
Loss on extinguishment of debt	—	—	174.0	—
Asset impairment	9.4	—	21.7	—
Changes in operating working capital	66.5	(14.3)	(102.1)	(104.2)
Other	28.5	(8.5)	27.3	(11.8)
Net cash provided by (used for) operating activities	138.4	23.5	14.4	(58.1)
Cash flows from investing activities:
Capital expenditures	(8.1)	(4.9)	(21.3)	(27.9)
Investments in capitalized software	(1.0)	(4.9)	(4.9)	(15.5)
Proceeds from disposition of property, plant and equipment	—	—	—	5.0
Net cash used for investing activities	(9.1)	(9.8)	(26.2)	(38.4)
Cash flows from financing activities:
Borrowings from ABL revolving credit facility	—	130.0	324.2	381.8
Repayments of ABL revolving credit facility	(171.4)	(101.1)	(370.5)	(462.2)
Proceeds from short-term borrowings	1.8	—	22.0	—
Repayment of short-term borrowings	(3.8)	—	(3.8)	—
Proceeds from the issuance of 10.00% Notes	—	—	—	114.2
Borrowing on Term Loan, net of discount	—	—	2,189.0	—
Repayment on Term Loan	(5.5)	—	(11.0)	—
Repayment on Prior Term Loan	—	—	(2,070.0)	—
Repayment of Prior Notes	—	—	(1,370.0)	—
Payment of redemption premiums	—	—	(75.0)	—
Payment of debt issuance cost	—	—	(11.2)	—
Proceeds from reverse recapitalization, net	—	—	1,832.5	—
Payment to Vertiv Stockholder	—	—	(341.6)	—
Other financing	(2.3)	—	(2.3)	—
Net cash (used for) provided by financing activities	(181.2)	28.9	112.3	33.8
Effect of exchange rate changes on cash and cash equivalents	4.3	(3.4)	(1.9)	(3.1)
Increase (decrease) in cash, cash equivalents and restricted cash	(47.6)	39.2	98.6	(65.8)
Beginning cash, cash equivalents and restricted cash	379.9	120.3	233.7	225.3
Ending cash, cash equivalents and restricted cash	$332.3	$159.5	$332.3	$159.5
Changes in operating working capital
Accounts receivable	$(103.7)	$53.9	$(76.5)	$42.4
Inventories	2.4	8.6	(64.5)	43.2
Other current assets	9.2	1.6	8.0	(32.3)
Accounts payable	41.9	(55.3)	20.8	(161.4)
Accrued expenses and other liabilities	113.2	(8.3)	(2.8)	(1.2)
Income taxes	3.5	(14.8)	12.9	5.1
Total changes in operating working capital	$66.5	$(14.3)	$(102.1)	$(104.2)

Reconciliation of GAAP and non-GAAP Financial Measures
To supplement our consolidated financial statements that have been prepared in accordance with GAAP, we have included certain non-GAAP financial measures in this press release, as further defined below. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company's performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

Vertiv’s non-GAAP financial measures include:

•EBIT, which represents income (loss) from continuing operations before interest expense, income tax expense (benefit);
•EBITDA, which represents income (loss) from continuing operations before interest expense, income tax expense (benefit), and depreciation and amortization;
•Adjusted EBITDA, which represents EBITDA, adjusted to exclude certain unusual or non-recurring items, certain non-cash items and other items that are not indicative of ongoing operations;
•Adjusted EBITDA margins, which represent Adjusted EBITDA divided by net sales;
•Adjusted EPS, which represents earnings per share adjusted for interest expense, income tax expense (benefit), depreciation and amortization and certain unusual or non-recurring items, certain non-cash items and other items that are not indicative of ongoing operations;
•Organic sales, which represents net sales excluding the impact of foreign exchange rate fluctuations and purchase accounting; and
•Free cash flow, which represents cash flows from operating activities, less capital expenditures and investments in capitalized software, plus proceeds from disposition of plant, property and equipment.

Vertiv Holdings Co
Regional Segment Results
(In millions)

	Three months ended September 30					Nine months ended September 30
	2020	2019	Δ	Δ%	Organic Δ%	2020	2019	Δ	Δ%	Organic Δ%
Net Sales:
Americas	$532.0	$545.7	$(13.7)	(2.5)%	(1.4)%	$1,483.3	$1,675.4	$(192.1)	(11.5)%	(10.2)%
APAC	379.6	323.7	55.9	17.3%	16.9%	926.3	906.1	20.2	2.2%	4.3%
EMEA	250.4	201.3	49.1	24.4%	20.7%	655.3	678.2	(22.9)	(3.4)%	(2.7)%
	$1,162.0	$1,070.7	$91.3	8.5%	8.3%	$3,064.9	$3,259.7	$(194.8)	(6.0)%	(4.6)%

Adjusted EBITDA:
Americas	$160.9	$120.1	$40.8	34.0%		$397.4	$380.8	$16.6	4.4%
APAC	66.7	56.5	10.2	18.1%		153.2	145.0	8.2	5.7%
EMEA	46.3	30.0	16.3	54.3%		106.3	90.6	15.7	17.3%
Corporate (1)	(95.2)	(70.5)	(24.7)			(262.9)	(223.5)	(39.4)
	$178.7	$136.1	$42.6	31.3%		$394.0	$392.9	$1.1	0.3%

Adjusted EBITDA margins (2):
Americas	30.2%	22.0%	8.2%			26.8%	22.7%	4.1%
APAC	17.6%	17.5%	0.1%			16.5%	16.0%	0.5%
EMEA	18.5%	14.9%	3.6%			16.2%	13.4%	2.8%
Vertiv	15.4%	12.7%	2.7%			12.9%	12.1%	0.8%

(1)Corporate costs consist of headquarters management costs, other incentive compensation, global digital costs, and costs that support global product platform development and offering management.
(2)Adjusted EBITDA margins calculated as adjusted EBITDA divided by net sales

Vertiv Holdings Co
Sales by Product and Service Offering
(In millions)

	Three months ended September 30
	2020	2019 (1)	Δ	Δ %	Organic Δ %
Americas:
Critical infrastructure & solutions	$278.7	$286.3	$(7.6)	(2.7)%	(1.6)%
Services & spares	168.3	180.6	(12.3)	(6.8)%	(5.1)%
Integrated rack solutions	85.0	78.8	6.2	7.9%	8.1%
	$532.0	$545.7	$(13.7)	(2.5)%	(1.4)%
Asia Pacific:
Critical infrastructure & solutions	$245.3	$191.7	$53.6	28.0%	27.4%
Services & spares	95.2	93.7	1.5	1.6%	1.6%
Integrated rack solutions	39.1	38.3	0.8	2.1%	2.1%
	$379.6	$323.7	$55.9	17.3%	16.9%
EMEA:
Critical infrastructure & solutions	$138.3	$96.9	$41.4	42.7%	41.0%
Services & spares	78.4	68.2	10.2	15.0%	6.7%
Integrated rack solutions	33.7	36.2	(2.5)	(6.9)%	(7.5)%
	$250.4	$201.3	$49.1	24.4%	20.7%
Total:
Critical infrastructure & solutions	$662.3	$574.9	$87.4	15.2%	15.2%
Services & spares	341.9	342.5	(0.6)	(0.2)%	(0.9)%
Integrated rack solutions	157.8	153.3	4.5	2.9%	2.9%
	$1,162.0	$1,070.7	$91.3	8.5%	8.3%

(1)Beginning in the second quarter of 2020, sales were moved within product and service offering categories to reflect a strategic realignment within the Company's matrix organizational structure. Comparative results for Critical infrastructure & solutions, Services & spares and Integrated rack solutions for the three months ended September 30, 2019, have been adjusted by $(52.6), $17.3, and $35.3, respectively, to reflect this modification.

	Nine months ended September 30
	2020	2019 (2)	Δ	Δ %	Organic Δ %
Americas:
Critical infrastructure & solutions	$769.9	$937.1	$(167.2)	(17.8)%	(16.4)%
Services & spares	491.0	505.5	(14.5)	(2.9)%	(1.5)%
Integrated rack solutions	222.4	232.8	(10.4)	(4.5)%	(4.1)%
	$1,483.3	$1,675.4	$(192.1)	(11.5)%	(10.2)%
Asia Pacific:
Critical infrastructure & solutions	$565.2	$527.9	$37.3	7.1%	9.0%
Services & spares	263.5	268.2	(4.7)	(1.8)%	0.5%
Integrated rack solutions	97.6	110.0	(12.4)	(11.3)%	(9.4)%
	$926.3	$906.1	$20.2	2.2%	4.3%
EMEA:
Critical infrastructure & solutions	$343.0	$355.4	$(12.4)	(3.5)%	(0.9)%
Services & spares	210.4	211.7	(1.3)	(0.6)%	(4.2)%
Integrated rack solutions	101.9	111.1	(9.2)	(8.3)%	(5.4)%
	$655.3	$678.2	$(22.9)	(3.4)%	(2.7)%
Total:
Critical infrastructure & solutions	$1,678.1	$1,820.4	$(142.3)	(7.8)%	(6.0)%
Services & spares	964.9	985.4	(20.5)	(2.1)%	(1.5)%
Integrated rack solutions	421.9	453.9	(32.0)	(7.1)%	(5.7)%
	$3,064.9	$3,259.7	$(194.8)	(6.0)%	(4.6)%

(2)Beginning in the second quarter of 2020, sales were moved within product and service offering categories to reflect a strategic realignment within the Company's matrix organizational structure. Comparative results for Critical infrastructure & solutions, Services & spares and Integrated rack solutions for the three months ended September 30, 2019, have been adjusted by $(118.4), $28.1, and $90.3, respectively, to reflect this modification.

The following is a reconciliation of EBITDA and Adjusted EBITDA to the comparable GAAP measure of Net income (loss) for the three and nine months ended September 30, 2020 and 2019:
Vertiv Holdings Co
Reconciliation from Net income (loss) to EBITDA and adjusted EBITDA
(In millions)

	Three months ended September 30, 2020	Three months ended September 30, 2019	Nine months ended September 30, 2020	Nine months ended September 30, 2019
Net loss	$(15.8)	$(13.7)	$(258.5)	$(106.9)
Interest expense	26.4	77.7	125.4	234.2
Income tax expense	24.5	(3.6)	52.5	30.9
Depreciation and amortization	50.2	51.3	150.7	151.8
EBITDA	$85.3	$111.7	$70.1	$310.0
Loss on extinguishment of debt (a)	—	—	174.0	—
SPAC transaction costs (b)	—	—	21.4	—
Equity-based compensation (c)	3.9	—	7.0	—
Subtotal transaction-related adjustments	3.9	—	202.4	—
Cost to achieve operational initiatives (d)	0.9	13.4	5.2	34.6
Digital project implementation costs (e)	5.8	8.0	16.1	32.7
Transition costs (f)	2.0	6.4	5.7	15.4
Foreign currency gains (g)	—	(4.8)	—	(6.6)
Advisory fee (h)	—	1.2	0.5	5.0
Impact of purchase accounting (i)	0.4	0.6	1.3	1.5
Loss on asset disposals (j)	—	(0.3)	—	0.2
Subtotal transformation-related adjustments	9.1	24.5	28.8	82.8
Restructuring reserve (k)	71.0	—	71.0	—
Asset impairment (l)	9.4	—	21.7	—
Subtotal other adjustments	80.4	—	92.7	—
Total adjustments	93.4	24.5	323.9	82.8
Adjusted EBITDA	$178.7	$136.2	$394.0	$392.8

Adjustments by financial statement line item:

	Three months ended September 30, 2020	Three months ended September 30, 2019	Nine months ended September 30, 2020	Nine months ended September 30, 2019
Net sales	$—	0.6	$—	$1.5
Cost of sales	0.1	0.2	0.2	0.9
Selling, general and administrative expenses	12.9	22.7	56.0	77.4
Loss on extinguishment of debt	—	—	174.0	—
Other deductions, net	80.4	1.0	93.7	3.0
Total adjustments	$93.4	$24.5	$323.9	$82.8

The following are notes to the reconciliations of EBITDA and Adjusted EBITDA to the comparable GAAP measure of Net income (loss):
a)Represents costs incurred in the refinancing and pay down of the Company’s long-term debt. Includes $99.0 million write-off of deferred financing fees and $75.0 million early redemption premium on high interest notes, for loss on extinguishment of debt of $174.0 million.
b)Represents transaction costs related to the reverse merger with GS Acquisition Holdings Corp (GSAH) which closed on February 7, 2020.
c)Concurrent with the closing, represents compensation expense related to equity awards granted to certain employees and directors of the business.
d)Cost to achieve operational initiatives encompass both transformation efforts and prior restructuring program efforts, as a result of major activities designed to enhance the efficiency of a business unit, department or function. Restructuring costs relate to completion of prior programs and include expenses associated with Vertiv’s efforts to improve operational efficiency and deploy assets to remain competitive on a worldwide basis. Transformation efforts primarily include third party advisory and consulting fees that relate to activities contemplated in connection with the separation from Emerson Electric (“Emerson”) in 2016 and are expected to be significantly complete by 2020. Due to the volatility of restructuring and transformation costs and because these costs were incremental and materially related to specific transformative activities after its separation from Emerson, Vertiv does not view these costs as indicative of future ongoing operations of the business.
e)Investments in global digital and IT systems to drive efficiency, speed and cost reductions. These adjustments are substantially comprised of acquiring and implementing critical information and accounting systems required post separation from Emerson. The projects for each of these initiatives span multiple years due to the significance and complexity of the activities. However, Vertiv does not believe that these costs are indicative of ongoing operations.
f)Beginning in the first quarter 2020, transition costs primarily relate to SOX implementation which is a public company cost resulting from the Reverse Merger. Historically, transition costs were primarily made up of professional fees and other costs related to establishing the business as a stand-alone company, including rebranding, following the separation from Emerson. Expenses to facilitate the separation from Emerson were incurred the first three years post separation and therefore are not indicative of future ongoing operations of the business.
g)Beginning in the first quarter 2020 and going forward, we are not adjusting for foreign currency gains and losses which were $(11.7 million) and $(16.3 million) during the three and nine months ended September 30, 2020, respectively. Historically, we adjusted foreign currency gains and losses as well as losses on hedges of balance sheet exposures that did not receive deferral accounting in order to provide further clarity to trends in our business.
h)Advisory fee paid to an affiliate of Vertiv, inclusive of fees associated with specific financing arrangements. The current period amount was pro-rated for the period prior to the Reverse Merger. Such fee has not continued following the Reverse Merger.
i)Represents the purchase accounting related to fair value adjustments to deferred revenue, inventory and rent expense on the opening balance sheets of business acquisitions. Vertiv believes that such adjustment is useful to investors to better identify trends in our business.
j)Beginning in the first quarter 2020 and going forward, we have not adjusted for gains and losses on asset disposals.
k)Represents global restructuring charges to align our cost structure to support our margin expansion targets. The program is primarily related to headcount efficiencies, footprint optimization and other activities that will support execution of our strategic initiative to hold fixed costs constant as we grow.
l)Represents asset impairments of $9.4 million related to a certain product line in the Americas segment that was determined to be non-core as part of cost alignment activities, and capitalized software costs of $12.3 million that were incurred due to a strategic shift related to the Company’s ERP platform that was being implemented in the Americas segment.

Vertiv Holdings Co
Reconciliation of Segment EBIT to adjusted EBITDA by region
(In millions)

(A) Segment EBIT (1)
	Three months ended September 30, 2020	Three months ended September 30, 2019	Nine months ended September 30, 2020	Nine months ended September 30, 2019
Americas	$103.3	$82.4	$260.3	$270.6
APAC	40.7	50.2	98.9	116.8
EMEA	(4.7)	19.5	31.0	56.8
Corporate (2)	(104.2)	(91.7)	(470.8)	(286.0)
Earnings (loss) before interest and taxes	$35.1	$60.4	$(80.6)	$158.2
Interest expense, net	(26.4)	(77.7)	(125.4)	(234.2)
Income (loss) before taxes	$8.7	$(17.3)	$(206.0)	$(76.0)

(B) Depreciation and Amortization
Americas	$29.6	$29.8	$89.3	$91.4
APAC	8.7	8.7	26.1	26.6
EMEA	6.1	5.9	17.9	17.7
Corporate	5.8	6.9	17.4	16.2
Total	$50.2	$51.3	$150.7	$151.9

(C) EBITDA Adjustments
Americas	$28.0	$7.9	$47.8	$18.8
APAC	17.3	(2.4)	28.2	1.6
EMEA	44.9	4.6	57.4	16.1
Corporate	3.2	14.3	190.5	46.3
Total	$93.4	$24.4	$323.9	$82.8

(A) + (B) + (C) = Adjusted EBITDA
Americas	$160.9	$120.1	$397.4	$380.8
APAC	66.7	56.5	153.2	145.0
EMEA	46.3	30.0	106.3	90.6
Corporate	(95.2)	(70.5)	(262.9)	(223.5)
Total	$178.7	$136.1	$394.0	$392.9

(1)Per Note 14 – Segment Information, in Vertiv’s Consolidated Financial Statements
(2)Corporate costs consist of headquarters management costs, stock-based compensation, interest expense, other incentive compensation, global digital costs, and costs that support global product platform development and offering management.

Vertiv Holdings Co
Reconciliation of Net Cash Provided By (Used For) Operating Activities to Free Cash Flow
(In millions)

	Three months ended September 30, 2020	Three months ended September 30, 2019	Nine months ended September 30, 2020	Nine months ended September 30, 2019
Net cash provided by (used for) operating activities	$138.4	$23.5	$14.4	$(58.1)
Capital expenditures	(8.1)	(4.9)	(21.3)	(27.9)
Investments in capitalized software	(1.0)	(4.9)	(4.9)	(15.5)
Proceeds from disposition of PP&E	—	—	—	5.0
Free cash flow	$129.3	$13.7	$(11.8)	$(96.5)

Vertiv Holdings Co
Reconciliation of Diluted EPS to Non-GAAP Adjusted EPS
(In millions)

Three months ended September 30, 2020
	Net Sales	Operating Profit	Other Deductions, net	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (1)	Non-GAAP Adjusted EBITDA (2)
GAAP	$1,162.0	$161.3	$126.2	$26.4	$24.5	$(15.8)	$(0.05)	$85.3
EBITDA adjustments (3)	—	13.0	—	—	—	13.0	0.04	13.0
Restructuring reserve	—	—	71.0	—	—	71.0	0.22	71.0
Asset impairment	—	—	9.4	—	—	9.4	0.03	9.4
Intangible amortization	—	—	32.5	—	—	32.5	0.10	n/a
Pro-forma share count (1)	—	—	—	—	—	—	(0.02)	n/a
Non-GAAP Adjusted	$1,162.0	$174.3	$13.3	$26.4	$24.5	$110.1	$0.32	$178.7

(1)GAAP Diluted EPS based on 328.4 million shares. Non-GAAP Adjusted EPS based on pro forma share count of 347.0 million diluted shares (includes 328.4 million shares outstanding and 18.6 million potential dilutive shares). While warrants and stock options were anti-dilutive for the current three-month period, we believe that this presentation facilitates a more comprehensive view due to the impact of the reverse merger.
(2)Adjusted EBITDA of $85.3M is calculated as: net loss of $15.8M, plus interest expense of $26.4M, plus income tax expense of $24.5M, plus depreciation and amortization of $50.2M.
(3)Includes one-time transformational investments of $9.1M and non-cash equity compensation of $3.9M.

Three months ended September 30, 2019
	Net Sales	Operating Profit	Other Deductions, net	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (1)	Non-GAAP Adjusted EBITDA (2)
GAAP	$1,070.7	$92.0	$31.6	$77.7	$(3.6)	$(13.7)	$(0.12)	$111.7
EBITDA adjustments	0.6	23.5	1.0	—	—	24.5	0.21	24.5
Intangible amortization	—	—	31.4	—	—	31.4	0.27	n/a
Pro-forma share count (1)	—	—	—	—	—	—	(0.24)	n/a
Non-GAAP Adjusted	$1,071.3	$115.5	$(0.8)	$77.7	$(3.6)	$42.2	$0.12	$136.2

(1)GAAP Diluted EPS based on 118.3 million shares. Non-GAAP Adjusted EPS based on pro forma share count of 347.0 million diluted shares (includes 328.4 million shares outstanding and 18.6 million potential dilutive shares). We believe that this presentation facilitates comparison to the current period due to the impact of the reverse merger.
(2)Adjusted EBITDA of $111.7M is calculated as: net loss of $13.7M, plus interest expense of $77.7M, less income tax benefit of $3.6M, plus depreciation and amortization of $51.3M.

Nine months ended September 30, 2020
	Net Sales	Operating Profit	Loss on Debt & Other Deductions	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (1)	Non-GAAP Adjusted EBITDA (2)
GAAP	$3,064.9	$303.4	$384.0	$125.4	$52.5	$(258.5)	$(0.86)	$70.1
EBITDA adjustments (3)	—	34.8	1.0	—	—	35.8	0.12	35.8
Loss on extinguishment of debt(4)	—	—	174.0	—	—	174.0	0.58	174.0
Restructuring reserve	—	—	71.0	—	—	71.0	0.24	71.0
SPAC transaction costs (5)	—	21.4	—	—	—	21.4	0.07	21.4
Asset impairment	—	—	21.7	—	—	21.7	0.07	21.7
Intangible amortization	—	—	97.1	—	—	97.1	0.32	n/a
Pro-forma share count (1)	—	—	—	—	—	—	(0.06)	n/a
Non-GAAP Adjusted	$3,064.9	$359.6	$19.2	$125.4	$52.5	$162.5	$0.48	$394.0

(1)GAAP Diluted EPS based on 299.3 million shares. Non-GAAP Adjusted EPS based on pro forma share count of 341.3 million diluted shares (average pro forma diluted shares of 337.0M for the three months ended March 30, 2020, 340.0M for the three months ended June 30, 2020 and 347.0M for the three months ended September 30, 2020). While warrants and stock options were anti-dilutive for the current nine-month period, we believe that this presentation facilitates a more comprehensive view due to the impact of the reverse merger.
(2)Adjusted EBITDA of $70.1M is calculated as: net loss of $258.5M plus interest expense of $125.4M, plus income tax expense of $52.5M, plus depreciation and amortization of $150.7M.
(3)Includes one-time transformational investments of $28.8M and non-cash equity compensation of $7.0M.
(4)Includes $99.0M non-cash write-off of deferred financing fees and $75.0M early redemption premium on high interest notes.
(5)One-time costs related to execution of the business combination with GSAH.

Nine months ended September 30, 2019
	Net Sales	Operating Profit	Other Deductions, net	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (1)	Non-GAAP Adjusted EBITDA(2)
GAAP	$3,259.7	$256.8	$98.6	$234.2	$30.9	$(106.9)	$(0.90)	$310.0
EBITDA adjustments	1.5	79.8	3.0	—	—	82.8	0.70	82.8
Intangible amortization	—	—	96.7	—	—	96.7	0.82	n/a
Pro-forma share count (1)	—	—	—	—	—	—	(0.41)	n/a
Non-GAAP Adjusted	$3,261.2	$336.6	$(1.1)	$234.2	$30.9	$72.6	$0.21	$392.8

(1)GAAP Diluted EPS based on 118.3 million shares. Non-GAAP Adjusted EPS based on pro forma share count of 341.3 million diluted shares (average pro forma diluted shares of 337.0M for the three months ended March 30, 2020, 340.0M for the three months ended June 30, 2020 and 347.0M for the three months ended September 30, 2020). We believe that this presentation facilitates comparison to the current period due to the impact of the reverse merger.
(2)Adjusted EBITDA of $310.0M is calculated as: net loss of $106.9M plus interest expense of $234.2M, plus income tax expense of $30.9M, plus depreciation and amortization of $151.8M.